UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

On June 11, 2007, an aggregate of 439,784 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of DOV Pharmaceutical, Inc. (“DOV” or the “Company”) automatically converted into 84,010,232 shares of the Company’s common stock. Following the conversion of the Series C Preferred Stock, the Company had an aggregate of 110,753,889 shares of common stock issued and outstanding. The Series C Preferred Stock was issued in the exchange offer for the Company’s 2.50% Convertible Subordinated Debentures due 2025, which expired March 14, 2007. The Series C Preferred Stock converted pursuant to its terms 30 days following stockholder approval and the filing of an amendment to the Company’s certificate of incorporation increasing the number of shares of common stock as necessary to accommodate such conversion. The Company’s common stockholders approved the amendment and the amendment was filed with the Secretary of State of the State of Delaware on May 11, 2007.

The Company did not receive any consideration in connection with the conversion, other than the return of the Series C Preferred Stock so converted. The conversion was made pursuant to the terms of the Series C Preferred Stock in reliance on Section 3(a)(9) of the Securities Act, which provides an exemption from the registration requirements of the Securities Act for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL, INC.

Date: June 15, 2007	By:	/s/ Barbara Duncan
Barbara Duncan
Chief Executive Officer